UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

ELECTRAMECCANICA VEHICLES CORP.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 11, 2024, ElectraMeccanica Vehicles Corp. (“ElectraMeccanica”) and Xos, Inc. (“Xos”) announced entry into an arrangement agreement, pursuant to which Xos will acquire all of the issued and outstanding common shares of ElectraMeccanica pursuant to a plan of arrangement under the Business Corporations Act (British Columbia).

This Schedule 14A filing consists of a blog post that was added to the ElectraMeccanica microsite for the proposed transaction on March 4, 2024.

Xos Announces Mission Linen Supply as New Customer

As a part of our continued effort to keep shareholders apprised of business and market news regarding our proposed combination partner, Xos, we are excited to share that last week, Xos announced a brand new electric stepvan customer: Mission Linen Supply. For 90 years, Mission Linen Supply has been the trusted commercial linen provider for over 40,000 restaurants, hospitals, hotels, industrial organizations, corporations and casinos. Operating as sustainably as possible is a core value for Mission Linen Supply, and Xos is thrilled to help them take the initial steps to electrify their commercial fleets and reduce emissions.

Mission Linen Supply has ordered twelve Xos 22-foot body SV stepvans, which are some of the first 22-foot electric stepvans Xos has developed and delivered. This is in addition to the outstanding contracts Xos has with other household name uniform customers, including UniFirst and Alsco. The addition of Mission Linen Supply as a customer further demonstrates the acceptance among large fleet customers of the utility of Xos’ products.

Stepping back, in the short time since we announced our proposed combination with Xos, the company has announced three brand new large-fleet-operator relationships, including Xcel Energy and Winnebago. In combination with the record deliveries the Xos announced for their fourth quarter, we see great momentum for the company in 2024.

As a reminder, EMV shareholders have until March 18, 2024 at 11:00 a.m. PT to vote on our proposed combination with Xos. Please reach out to our proxy solicitors using the contact information in the following link or IR@emvauto.com with any questions: https://xosandemv.com/electrameccanica-announces-filing-and-mailing-of-the-joint-proxy-statement-management-information-circular-in-connection-with-its-special-meeting-of-shareholders-to-approve-the-proposed-combination-wi/

About Xos, Inc.

Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.

About ElectraMeccanica

ElectraMeccanica (NASDAQ: SOLO) is a designer and assembler of environmentally efficient electric vehicles that will enhance the urban driving experience, including commuting, delivery and shared mobility.

Additional Information and Where to Find It

Xos and ElectraMeccanica have mailed a joint proxy statement/management information circular (the “Joint Proxy Statement/Circular”) and a proxy card to Xos’ stockholders and ElectraMeccanica’s shareholders as of the record date established for voting on the matters related to the proposed transaction (the “Arrangement”) and any other matters to be voted on at the special meetings of Xos’ stockholders and ElectraMeccanica’s shareholders, respectively. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AS APPLICABLE, AND ANY OTHER DOCUMENTS THAT XOS AND ELECTRAMECCANICA WILL FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE CANADIAN SECURITIES ADMINISTRATORS (“CSA”) IN CONNECTION WITH THE PROPOSED TRANSACTION, OR INCORPORATE BY REFERENCE IN THE JOINT PROXY STATEMENT/CIRCULAR, AS APPLICABLE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain free copies of the Joint Proxy Statement/Circular (including any amendments or supplements thereto) and any other relevant documents filed by Xos and ElectraMeccanica with the SEC or the CSA in connection with the proposed transaction (when they become available) on the SEC’s website at www.sec.gov and on the CSA’s System for Electronic Document Analysis and Retrieval+ website at https://www.sedarplus.ca/, on Xos’ website at www.xostrucks.com, by contacting Xos’ investor relations via email at investors@xostrucks.com, on ElectraMeccanica’s website at https://ir.emvauto.com, or by contacting ElectraMeccanica’s Investor Relations via email at IR@emvauto.com, as applicable.

Non-Solicitation

This communication will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

This communication includes “forward-looking statements” within the meaning of U.S. federal securities laws and applicable Canadian securities laws. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words or expressions such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions. Forward-looking statements represent current judgments about possible future events, including, but not limited to statements regarding expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, expectations, estimates, and beliefs relating to the proposed transaction between ElectraMeccanica and Xos, such as statements regarding the combined operations and prospects of ElectraMeccanica and Xos, the current and projected market, growth opportunities and synergies for the combined company, federal and state regulatory tailwinds, expectations and intentions provided by ElectraMeccanica to Xos, the expected cash balance of ElectraMeccanica at the time of the closing of the proposed transaction, expectations regarding Xos’ ability to leverage ElectraMeccanica’s assets, the expected composition of the management and the board of directors of the combined company, gross margin and future profitability expectations, and the timing and completion of the proposed transaction, including the satisfaction or waiver of all the required conditions thereto. These forward-looking statements are based upon the current beliefs and expectations of the management of ElectraMeccanica and Xos and are subject to known and unknown risks and uncertainties. Factors that could cause actual events to differ include, but are not limited to:

•	ElectraMeccanica’s ability to maintain its net cash balance prior to the effective time of the Arrangement;

•	the ability of the combined company to further penetrate the U.S. market;

•	the total addressable market of Xos’ business;

•	general economic conditions in the markets where Xos operates;

•	the expected timing of any regulatory approvals relating to the proposed transaction, the businesses of ElectraMeccanica and Xos and of the combined company and product launches of such businesses and companies;

•	non-performance of third-party vendors and contractors;

•	risks related to the combined company’s ability to successfully sell its products and the market reception to and performance of its products;

•	ElectraMeccanica’s, Xos’, and the combined company’s compliance with, and changes to, applicable laws and regulations;

•	ElectraMeccanica’s, Xos’, and the combined company’s limited operating history;

•	the combined company’s ability to manage growth;

•	the combined company’s ability to obtain additional financing;

•	the combined company’s ability to expand product offerings;

•	the combined company’s ability to compete with others in its industry;

•	the combined company’s ability to protect its intellectual property;

•	ElectraMeccanica’s, Xos’, and the combined company’s ability to defend against legal proceedings;

•	the combined company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors;

•	the combined company’s ability to achieve the expected benefits from the proposed transaction within the expected time frames or at all;

•	the incurrence of unexpected costs, liabilities or delays relating to the proposed transaction;

•	the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including with respect to the approval of Xos’ stockholders and ElectraMeccanica’s shareholders;

•	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the definitive arrangement agreement;

•	the effect of the announcement or pendency of the transaction on the combined company’s business relationships, operating results and business generally; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the companies generally, including but not limited to those set forth in ElectraMeccanica’s filings with the SEC, including in the “Risk Factors” section of ElectraMeccanica’s Annual Report on Form 10-K filed with the SEC on April 17, 2023, ElectraMeccanica’s Quarterly Report on Form 10-Q filed with the SEC on November 3, 2023 and any subsequent SEC filings, and those set forth in Xos’ filings with the SEC, including in the “Risk Factors” section of Xos’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and any subsequent SEC filings. These documents with respect to ElectraMeccanica can be accessed on ElectraMeccanica’s website at https://ir.emvauto.com/filings/sec-filings/default.aspx and these documents with respect to Xos can be accessed on Xos’ web page at https://www.xostrucks.com/investor-overview/ by clicking on the link “SEC Filings.”

Readers are cautioned not to place undue reliance on forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of ElectraMeccanica, Xos or the combined company. Forward-looking statements speak only as of the date they are made, and ElectraMeccanica, Xos and the combined company undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where they are expressly required to do so by law.